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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549
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                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  September 14, 1998



                            TODHUNTER INTERNATIONAL, INC.
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                (Exact name of registrant as specified in its charter)

          Delaware                    1-13453                   59-1284057
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  (State of Incorporation)    (Commission File Number)        (IRS Employer
                                                            Identification No.)


   222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida             33401
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     (Address of principal executive offices)                         (Zip Code)


     Registrant's telephone number, including area code: (561) 655-8977
                                                        ---------------



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            (Former name or former address, if changed since last report.)

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                            TODHUNTER INTERNATIONAL, INC.

                                       FORM 8-K
                                    CURRENT REPORT

ITEM 5.   OTHER EVENTS.

     On August 21, 1998, Todhunter International, Inc. (the "Company") entered into a settlement agreement (the "Settlement Agreement") with the former stockholders of Blair Importers, Ltd. ("Blair"), which the Company acquired in August 1994, Charmer Industries, Ltd., and Andrew M. Crisses, a former director of the Company. The Company previously reported the execution of the Settlement Agreement on a Form 8-K dated August 26, 1998, as filed with the Securities and Exchange Commission on August 27, 1998.

     On September 9, 1998, pursuant to the Settlement Agreement, the Company offered to repurchase all 261,214 shares held by the former Blair stockholders at a price of $7.50 per share. On September 14, 1998, the former Blair stockholders rejected this offer. Thus, in accordance with the terms of the Settlement Agreement, the Company's obligation to guarantee a $7.50 per share selling price to the former Blair stockholders has terminated with respect to all such shares as of the date of such rejection.



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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TODHUNTER INTERNATIONAL, INC.


Date: September 21, 1998           By:  /s/ A. Kenneth Pincourt, Jr.
                                      ---------------------------------------
                                        A. Kenneth Pincourt, Jr.
                                        Chairman and Chief Executive Officer